Exhibit 10.8

INCENTIVE STOCK OPTION AGREEMENT

THIS INCENTIVE STOCK OPTION AGREEMENT (the “Agreement”) entered into as of July 6, 2004 between IMPACT DIAGNOSTICS, INC., a Utah corporation (the “Company”), and John Wilson (“Optionee”).

RECITALS

A.                                   In accordance with the allotment made by the Board of Directors of the Company or the Committee of the Board of Directors designated to administer the Plan (the “Administrators”) and subject to the terms and conditions of the 2004 Stock Incentive Plan of the Company (the “Plan”) the Company has agreed to grant to the Optionee an option to purchase shares of Common Stock of the Company, par value $.001 per share (the “Common Stock”) upon the terms and conditions set forth herein.  This option is intended to constitute an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), although the Company makes no representation or warranty as to such qualification.

NOW, THEREFORE, it is hereby agreed as follows:

1.                                       The Company hereby grants to the Optionee an option to purchase 750,000 shares of Common Stock par value $0.001 per share (the “Common Stock”) at an exercise price of $0.18 per Share.

2.                                       (a)                                  The term of this option shall be ten (10) years from the date hereof, subject to earlier termination as provided herein.

(b)                                 The option may be exercised, in whole or in increments, in accordance with the following schedule:

	On or After	This Option Shall be Exercisable as to

(i)	July 6, 2005	50%
(ii)	July 6, 2006	50%

(c)                                  The right to purchase shares of Common Stock under this option shall be cumulative, so that if the full number of shares purchasable in a period shall not be purchased, the balance may be purchased at any time or from time to time thereafter, but not after the expiration of the option. Notwithstanding the foregoing, in no event may a fraction of a share of Common Stock be purchased under this option.

3.                                       This option shall be exercised by giving written notice to the Company at its then principal office, Attention: President, stating that the Optionee is exercising the option hereunder, specifying the number of shares being purchased and accompanied by payment in full of the aggregate purchase price therefor in cash or by certified check or in such other manner as the Administrators determine are consistent with the purposes of the Plan and with applicable laws or regulations, including, but not limited to, a cashless exercise.

4.                                       The Company may withhold cash and/or shares of Common Stock to be issued to the Optionee in the amount that the Company determines is necessary to satisfy its obligation to withhold taxes or other amounts incurred by reason of the grants exercised or disposition of this option or the disposition of the underlying shares of Common Stock.  Alternatively, the Company may require the Optionee to pay the Company such amount and the Optionee agrees to pay such amount to the Company in cash, promptly upon demand.

5.                                       Notwithstanding the foregoing, this option shall not be exercisable by the Optionee unless (a) a Registration Statement under the Securities Act of 1933, as amended (the “Securities Act”) with respect to the shares of Common Stock to be received upon the exercise of this option shall be effective and current at the time of exercise or (b) there is an exemption from registration under the Securities Act for the issuance of the shares of Common Stock upon such exercise.  The Optionee hereby represents and warrants to the Company that, unless such a Registration Statement is effective and current at the time of exercise of this option, the shares of Common Stock to be issued upon the exercise of this option will be acquired by the Optionee for his own account, for investment only and not with a view to the resale or distribution thereof.  In any event, the Optionee shall notify the Company of any proposed resale of the shares of Common Stock issued to it upon exercise of this option. Any subsequent resale or distribution of shares of Common Stock by the Optionee shall be made only pursuant to (x) a Registration Statement under the Securities Act which is effective and current with respect to the sale of shares of Common Stock being sold or (y) a specific exemption from the registration requirements of the Securities Act, but in claiming such exemption, the Optionee shall, prior to any offer of sale or sale of such shares of Common Stock, provide the Company (unless waived by the Company) with a favorable written opinion of counsel, in form and substance satisfactory to the Company, as to the applicability of such exemption to the proposed sale or distribution. Such representations and warranties shall also be deemed to be made by the Optionee upon each exercise of this option.  Nothing herein shall be construed as requiring the Company to register the shares subject to this option under the Securities Act.

6.                                       The Company may affix appropriate legends upon the certificates for shares of Common Stock issued upon exercise of this option and may issue such “stop transfer” instructions to its transfer agent in respect of such shares as it determines, in its discretion, to be necessary or appropriate to (a) prevent a violation of, or to perfect an exemption from, the registration requirements of the Securities Act, (b) implement the provisions of this Agreement or any other agreement between the Company and the Optionee with respect to such shares of Common Stock, or (c) permit the Company to determine the occurrence of a “disqualifying disposition,” as described in Section 421(b) of the Code, of the shares of Common Stock transferred upon the exercise of this option.

7.                                       Nothing herein shall confer upon the Optionee any right to continue in the employ of the Company or interfere in any way with any right of the Company to terminate such employment.

8.                                       The Optionee represents and agrees that it will comply with all applicable laws relating to the grant and exercise of this option and the disposition of the shares of Common Stock acquired upon exercise of the option, including without limitation, federal and state securities and “blue sky” laws.

9.                                       This Agreement shall be binding upon and inure to the benefit of any successor or assign of the Company and the Optionee and to any heir, distribute or Legal Representative entitled to the Optionee’s rights hereunder.

10.                                 This option is not transferable by the Optionee otherwise by will or the laws of the descent and distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee or the Optionee’s legal representative.

11.                                 This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Utah, without regard to the conflicts of law rules thereof.

12.                                 The invalidity or illegality of any provision herein shall not affect the validity of any other provision.

13.                                 This Agreement constitutes the entire agreement between the Company and Optionee relating to the subject matter hereof and supersedes all prior agreements or understandings relating thereto.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth above.

IMPACT DIAGNOSTICS, INC.

By:
President

John Wilson